UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Ambrx Biopharma, Inc.

(Name of Registrant as Specified In Its Charter)

Johnson & Johnson

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

The following is a presentation prepared and presented by Johnson & Johnson, a New Jersey corporation (the “Company”), during a town hall held with employees of Ambrx Biopharma, Inc. (“Ambrx”) on February 15, 2024, relating to the Company’s entry into a definitive agreement to acquire Ambrx.

Forward-Looking Statements

These communications contain “forward-looking statements” regarding the acquisition of Ambrx Biopharma, Inc. (“Ambrx”). The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson or Ambrx.

Risks and uncertainties include, but are not limited to: the risk that the closing conditions for the acquisition will not be satisfied, including the risk that clearance under the Hart-Scott-Rodino Antitrust Improvements Act or other applicable antitrust laws will not be obtained; uncertainty as to the percentage of Ambrx stockholders that will vote to approve the proposed transaction at the Ambrx shareholder meeting; the possibility that the transaction will not be completed in the expected timeframe or at all; potential adverse effects to the businesses of Johnson & Johnson or Ambrx during the pendency of the transaction, such as employee departures or distraction of management from business operations; the risk of stockholder litigation relating to the transaction, including resulting expense or delay; the potential that the expected benefits and opportunities of the acquisition, if completed, may not be realized or may take longer to realize than expected; challenges inherent in product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new products; manufacturing difficulties and delays; product efficacy or safety concerns resulting in product recalls or regulatory action; economic conditions, including currency exchange and interest rate fluctuations; the risks associated with global operations; competition, including technological advances, new products and patents attained by competitors; challenges to patents; changes to applicable laws and regulations, including tax laws and global health care reforms; adverse litigation or government action; changes in behavior and spending patterns or financial distress of purchasers of health care services and products; and trends toward health care cost containment. In addition, there will be risks and uncertainties related to the ability of the Johnson & Johnson family of companies to successfully integrate the programs and employees/operations and clinical work of Ambrx.

A further list and description of these risks, uncertainties and other factors and the general risks associated with the respective businesses of Johnson & Johnson and Ambrx can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in the company’s most recently filed Quarterly Report on Form 10-Q, and the company’s subsequent filings with the Securities and Exchange Commission (the “SEC”), and Ambrx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com, www.ambrx.com or on request from Johnson & Johnson or Ambrx.

Neither Johnson & Johnson nor Ambrx undertakes to update any forward-looking statement as a result of new information or future events or developments, except as required by law.

Participants in the Solicitation

Johnson & Johnson and Ambrx and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Ambrx in connection with the proposed transaction. Information about Johnson & Johnson’s directors and executive officers is set forth in Johnson & Johnson’s Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 15, 2023, and in its Annual Report on Form 10-K for the fiscal year ended January 1, 2023, as applicable. Information about Ambrx’s directors and executive officers is set forth in Ambrx’s Proxy Statement on Schedule 14A for its 2023 Annual General Meeting of Shareholders, which was filed with the SEC on April 28, 2023. To the extent holdings of Johnson & Johnson’s or Ambrx’s securities by their respective directors or executive officers have changed since the amounts set forth in such 2023 proxy statements, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of Ambrx’s participants in the solicitation, which may, in some cases, be different than those of Ambrx’s stockholders generally, is included in Ambrx’s definitive proxy statement relating to the proposed transaction, which was filed with the SEC on January 29, 2024.

Additional Information and Where to Find It

These communications may be deemed to be solicitation material in respect of the proposed acquisition of Ambrx by Johnson & Johnson. In connection with the proposed transaction, on January 29, 2024, Ambrx filed a definitive proxy statement with the SEC. The definitive proxy statement and proxy card have been mailed to Ambrx’s stockholders of record as of the close of business on February 2, 2024. INVESTORS AND STOCKHOLDERS OF AMBRX ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING AMBRX’S PROXY STATEMENT, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders of Ambrx are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or free of charge from Ambrx on Ambrx’s website at https://ir.ambrx.com.